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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-76223, 333-83521, 333-57972, 333-74100, 333-89134, 333-114234 and 333-123135
on Form S-3 and Nos. 333-08990, 333-30304, 333-57970, 333-70238, 333-107835,
333-114324 and 333-115596 on Form S-8 of our report dated March 15, 2005, April 20, 2006 as to the effects of the restatement discussed in Note 2 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 2), appearing in this Annual Report on Form 10-K of Cray Inc. for the year ended December 31, 2005.


/s/ DELOITTE & TOUCHE LLP


Seattle, Washington
April 20, 2006